Exhibit 10.1
FOURTH MASTER AMENDMENT TO LOAN DOCUMENTS
(Sparton Corporation — Line of Credit)
     This Fourth Master Amendment to Loan Documents (the “Fourth Amendment”) dated as of January 20, 2009 is made by and between Sparton Corporation, an Ohio corporation (“Borrower”); Sparton Medical Systems, Inc. f/k/a Astro Instrumentation, Inc., a Michigan corporation (“Sparton Medical”); Sparton Technology, Inc., a New Mexico corporation (“Sparton Technology”); Spartronics, Inc., a Michigan corporation (“Spartronics”); Sparton Electronics Florida, Inc., a Florida corporation (“Sparton Florida”) and Sparton of Canada, Limited, a Canadian corporation (“Sparton Canada”) (each of Sparton Medical, Sparton Technology, Spartronics, Sparton Florida and Sparton Canada may be referred individually as a “Guarantor” and collectively, as the “Guarantors”) and National City Bank, a national banking association (the “Lender”).
RECITALS
     A. The Lender has made a line of credit loan available (the “Line of Credit Loan”) to Borrower in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), which Line of Credit Loan is evidenced by, among other documents, that certain: (1) Promissory Note (the “Original Note”) and Promissory Note Covenant Exhibit, as amended (the “Covenant Exhibit”), each dated January 22, 2008, as amended by Master Amendment to Loan Documents dated as of April 21, 2008 and effective as of March 31, 2008 (the “First Master Amendment”), by Second Master Amendment to Loan Documents dated as of July 31, 2008 and effective as of June 30, 2008 (the “Second Master Amendment”) and by Third Master Amendment to Loan Documents dated as of November 12, 2008 (the “Third Master Amendment” and, collectively with the Original Note, the Covenant Exhibit, the First Master Amendment and the Second Master Amendment, the “Sparton Corporation Note”); and (2) Amended and Restated Security Agreement dated as of April 21, 2008 and effective as of March 31, 2008 (the “Sparton Corporation Security Agreement”, and together with the Sparton Corporation Note and all other documents now or hereafter executed in connection therewith, including, without limitation, the Guarantees (defined below), the “Sparton Corporation Loan Documents”).
     B. The Borrower’s obligations under the Sparton Corporation Loan Documents have been guaranteed by the Guarantors pursuant to those Commercial Security Guaranty agreements, each dated January 22, 2008, signed by each Guarantor and amended by the First Master Amendment (each, a “Guaranty” and collectively, the “Guarantees”).
     C. Borrower has requested an extension of the maturity date of the Line of Credit Loan and the Sparton Corporation Loan Documents and Lender is willing to make such modifications subject to the terms of this Fourth Amendment.
     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, Guarantors and the Lender hereby agree as follows:

     1. The Sparton Corporation Note shall be amended to change the principal amount from $20,000,000.00 to $18,000,000.00. Accordingly, all references in the Sparton Corporation Note or the Sparton Corporation Loan Documents to “$20,000,000.00” and/or “Twenty Million and 00/100 Dollars ($20,000,000.00)” in reference to the principal amount of the Line of Credit Loan shall be changed to $18,000,000.00 or “Eighteen Million and 00/100 Dollars ($18,000,000.00)”, as applicable.
     2. Maturity Date. The first line in the second paragraph of the Note entitled “Payment” shall be amended and restated as follows:
“Borrower will pay the loan in one payment of all outstanding principal plus all accrued interest on May 1, 2009.”
     3. The first paragraph of Section 6 of the Second Master Amendment shall be amended and restated as follows:
“6. Borrowing Base/Advance Formula. Notwithstanding anything to the contrary in the Sparton Corporation Loan Documents, advances under the Line of Credit Loan shall not exceed the lesser of: (a) $18,000,000.00 and (b) the Borrowing Base Amount. “Borrowing Base Amount” shall mean eighty percent (80%) of Eligible Accounts.”
     4. Covenant Waiver. The Borrower has informed the Lender that, as of the quarter ending December 31, 2008, it is in default of the required: (a) minimum EBITDA set forth in Section 2.1 of the Covenant Exhibit (as amended); and (b) the minimum Tangible Net Worth ratio set forth in Section 2.3 of the Covenant Exhibit (as amended) (each, an “Existing Default” and collectively, the “Existing Events of Default”). Borrower has requested that the Lender waive the Existing Events of Default. The Lender hereby waives the Existing Events of Default as of the quarter ending December 31, 2008. This waiver shall be narrowly construed and shall not extend to any other now or hereafter existing violations, defaults or events of default under any of the Sparton Corporation Loan Documents including, without limitation, any violation of one or more of the above described covenants for any future period of time, nor shall this waiver prejudice any rights or remedies the Lender may have under the Sparton Corporation Loan Documents or applicable law. This waiver does not imply that the Bank will waive any future defaults under the Sparton Corporation Loan Documents. Specifically, without limitation, Borrower will continue to be required to comply with the above described financial covenants for all future periods as required under the Sparton Corporation Loan Documents.
     5. Electropac Settlement Agreement. The Third Master Amendment required that the Borrower deliver certain documents in connection with the Electropac Settlement Agreement (defined in the Third Master Agreement). As of the date hereof, Borrower has delivered the final Electropac Settlement Agreement, the Electropac Mortgage (as defined in the Third Master Amendment) and the Judgment (as defined in the Third Master Amendment). Borrower further agrees that Lender will hereafter deliver to it an assignment of the Electropac Mortgage on terms and condition satisfactory to Lender and, in accordance with the terms of the Third Master Amendment, Borrower shall execute and deliver such assignment within three (3) business days of receiving such assignment for Lender.

     6. Conditions Precedent. Borrower shall satisfy the following conditions simultaneous with delivery of this signed Fourth Amendment and this Fourth Amendment shall not be effective until all of the following have been satisfied to Lender’s reasonable satisfaction:
(a)	Borrower shall have paid Lender a modification and waiver fee of Twenty Five Thousand and No/100 Dollars ($25,000.00), which fee shall be fully earned and non-refundable upon payment; and

(b)	Borrower shall have paid all of Lender’s costs and expenses incurred in connection with the Line of Credit Loan, the Sparton Corporation Loan Documents and this Fourth Amendment including, without limitation, UCC search expenses, certified organizational document fees and Lender’s attorney fees.
     7. Reaffirmation of Borrower. Borrower hereby reaffirms the representations and warranties contained in the Sparton Corporation Loan Documents as if made as of the date of this Fourth Amendment. Except for the Existing Events of Default described in Section 4, Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Sparton Corporation Loan Documents to which it is a party and no default or Event of Default currently exists under any Sparton Corporation Loan Document. Borrower has the full power and authority to enter into this Fourth Amendment.
     8. Reaffirmation of Guarantors. Guarantors agree to the terms set forth in this Fourth Amendment, reaffirm all of their obligations under the Guarantees and represent and warrant that no defenses or counterclaims exist with respect to their obligations under the Guarantees. Each Guarantor reaffirms the representations and warranties contained in the Guarantees as if made as of the date of this Fourth Amendment. Each Guarantor represents and warrants that each of them has fully complied with all covenants and agreements to be complied with or performed by its under the Guarantees (and all documents executed in connection thereunder) and no Guarantor is presently in default under any term of the Guarantees. Each Guarantor has the full power and authority to enter into this Fourth Amendment.
     9. Full Force and Effect. Borrower and Guarantors expressly acknowledge and agree that except as expressly stated in this Fourth Amendment, the Sparton Corporation Loan Documents, as amended, remain in full force and effect and are ratified, confirmed and restated.
     10. Costs. Borrower is responsible for all costs incurred by Lender, including without limit reasonable attorney fees, with regard to the Line of Credit Loan, the Sparton Corporation Loan Documents and the preparation, negotiation and execution of this Fourth Amendment and such other documents necessary in connection with the transactions contemplated hereunder.
     11. No Waiver. Except for the waiver of the Existing Events of Default, the execution of this Fourth Amendment shall not be deemed to be a waiver of any now or hereafter existing default or Event of Default.
     12. Governing Law. This Fourth Amendment shall be governed by and construed according to the laws of the State of Michigan without regard to conflict of law principles in such state.

     13. Counterparts and Facsimiles. This Fourth Amendment may be executed in one or more counterparts, each of which when taken together, shall constitute one and the same original. Facsimile signatures are acceptable and may be relied upon as if originals.
     14. WAIVER OF JURY TRIAL. BORROWER, GUARANTORS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS FOURTH AMENDMENT OR ANY OF THE SPARTON CORPORATION LOAN DOCUMENTS.
     15. Release of Claims. Borrower and Guarantors each hereby waive, discharge, and forever release Lender, Lender’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower and/or Guarantor has or may have had at any time up through and including the date of this Fourth Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or any Guarantor or whether any such claims, causes of action, allegations or assertions arose as result of Lender’s actions or omissions in connection with the Line of Credit Loan or Sparton Corporation Loan Documents, or any amendments, extensions or modifications thereto including, without limitation, this Fourth Amendment or Lender’s administration of any debt evidenced by the Sparton Corporation Loan Documents or otherwise.
     16. Amendment to Loan Documents. Each of the Sparton Corporation Loan Documents is hereby amended to include all provisions of this Fourth Amendment. This Fourth Amendment is not an agreement to any further or other amendment of the Sparton Corporation Loan Documents and Lender shall have no obligation to agree to make any other modifications to the Sparton Corporation Loan Documents now or hereafter requested by Borrower.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrowers, Guarantors and Lender have executed and delivered this Fourth Amendment as of the day and year first above written.

BORROWER:

SPARTON CORPORATION, an Ohio corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

GUARANTORS:

SPARTON MEDICAL SYSTEMS, INC. f/k/a Astro Instrumentation, Inc., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON TECHNOLOGY, INC.,
a New Mexico corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer
[Signature Page to Fourth Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated as of January 20, 2009]
[Signatures Continued on Following Page]

Signature Page to Fourth Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated January 20, 2009

SPARTRONICS, INC., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON ELECTRONICS FLORIDA, INC., a Florida corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON OF CANADA, LIMITED, a Canadian corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

LENDER:

NATIONAL CITY BANK, a national banking association

By:	/s/ John W. McManus
Its:	Regional President